UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: June 28, 2005

NALCO HOLDINGS LLC

Delaware        73-1683500
(State of Incorporation) (Commission File Number) (IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL 60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities

On June 28, 2005, the Boards of Directors of Nalco Holding Company, Nalco Finance Holdings LLC and Nalco Holdings LLC (collectively the “Companies”) through actions of their Executive Committees approved the following cost-savings initiative plan:

a.
Nalco Company shall reduce positions in functional and operating groups which are expected to be largely completed within sixty (60) days, a small portion of the costs associated with these position reductions will be accounted for under SFAS No. 146 (the “Plan”);

b.
The Companies estimate the expenses associated with the Plan to be $14 million almost entirely from one-time severance or termination costs associated with the position reductions. These expenses will result in equivalent cash expenditures.

c.	Nalco Holding Company issued a press release on June 28, 2005 related to the Plan.

Item 8.01  Other Events

On June 28, 2005, Nalco Holding Company, parent to Nalco Holdings LLC, issued a press release concerning an update on its projected 2005 earnings and cash flow performance.

Item 9.01(c) Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits

99.1 Press release of Nalco Holding Company dated June 28, 2005, concerning an update on its projected 2005 earnings and cash flow performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

                                                                     NALCO HOLDINGS LLC

                                                                      /s/ Stephen N. Landsman
                                                                            Secretary
Date: June 28, 2005